UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  January 31, 2011

INSMED INCORPORATED
(Exact Name of Registrant as Specified in Its Charter)

Virginia
(State or Other Jurisdiction of Incorporation)

0-30739	54-1972729
(Commission File Number)	(IRS Employer Identification No.)

8720 Stony Point Parkway, Suite 200, Richmond, Virginia	23235
(Address of Principal Executive Offices)	(Zip Code)

(804) 565-3000
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 31, 2011, the Company entered into employment agreements with each of Mr. Timothy Whitten and Dr. Renu Gupta.  The employment agreements supersede and replace any other agreements that were in place between each of the executive officers and Transave, LLC (“Transave”), the Company’s wholly-owned subsidiary, including, without limitation, the Amended and Restated Employment Agreements entered into as of September 24, 2007 by and between Transave, Inc., Transave’s predecessor (“Transave, Inc.”) and each of Mr. Whitten and Dr. Gupta, and the Benefit Waiver Agreements entered into as of February 5, 2010 by and between Transave, Inc. and each of Mr. Whitten and Dr. Gupta.  In addition, on January 31, 2011, the Company entered into employment agreements with each of Messrs. Kevin P. Tully and Nicholas LaBella.  The employment agreements supersede and replace any other agreements that were in place between each of Messrs. Tully and LaBella and the Company, including, without limitation, the Change in Control Agreements entered into as of March 14, 2007 and March 22, 2010, respectively, by and between the Company and each of Messrs. Tully and LaBella.

The following table sets forth certain material terms under the employment agreements.

Name	Age	Position	Term of Office	Annual Compensation under Employment Agreement
Timothy Whitten	53	President - Chief Executive Officer	Two year term beginning as of December 2, 2010
Base salary of $425,000, subject to annual review by Board of Directors of the Company (the “Board”) for increase.

Eligible to receive an annual bonus and equity incentives as described below.

On January 31, 2011, Mr. Whitten received an equity award consisting of options to purchase 992,000 shares of common stock, par value $0.01 per share (the “Common Stock”) in the Company and restricted stock units equivalent to 1,302,000 shares of Common Stock in the Company.

Target annual bonus of 50% of base salary.

Kevin P. Tully, C.G.A.	56	Executive Vice President - Chief Financial Officer	February 2006 - Present. Two year term under the employment agreement begins on December 2, 2010.
Base salary of $325,000, subject to annual review by Board for increase.

Eligible to receive an annual bonus and equity incentives as described below.

On January 31, 2011, Mr. Tully received an equity award consisting of options to purchase 248,000 shares of the Common Stock in the Company and restricted stock units equivalent to 558,000 shares of Common Stock in the Company.

Target annual bonus of 35% of base salary.

Eligible to receive reimbursement of all reasonable moving expenses up to a maximum amount of $100,000.

Nicholas A. LaBella Jr.	54	Chief Scientific Officer	March 2010- Present Two year term under the employment agreement begins on December 2, 2010
Base salary of $325,000, subject to annual review by Board for increase.

Eligible to receive an annual bonus and equity incentives as described below.

On January 31, 2011, Mr. LaBella received an equity award consisting of options to purchase 248,000 shares of Common Stock in the Company and restricted stock units equivalent to 434,000 shares of Common Stock in the Company.

Target annual bonus of 35% of base salary.

Eligible to receive reimbursement of all reasonable moving expenses up to a maximum amount of $100,000

Dr. Renu Gupta	55	Executive Vice President of Development and Chief Medical Officer	Two year term beginning on December 2, 2010
Base salary of $400,000, subject to annual review by Board for increase.

Eligible to receive an annual bonus and equity incentives as described below.

On January 31, 2011, Dr. Gupta received an equity award consisting of options to purchase 248,000 shares of Common Stock in the Company and restricted stock units equivalent to 558,000 shares of Common Stock in the Company.

Target annual bonus of 40% of base salary.

A retention bonus of $100,000 is payable to Dr. Gupta in a lump sum payment on the effective date of the Agreement, subject to repayment by Dr. Gupta back to the Company in the event that her employment is terminated either by the Company for Cause or by Dr. Gupta without Good Reason prior to the second anniversary of the effective date of the Agreement.

Under the employment agreements with Messrs. Whitten, Tully and LaBella and Dr. Gupta, the executive officers will serve in their respective offices for a term of two years beginning on December 2, 2010.  Thereafter, the employment agreements will automatically renew for successive one year terms unless either party notifies the other at least 120 days prior to the expiration of the term that the term will not be extended.  Under the employment agreements, the executive officers will receive annual base salaries as described above, and annual bonuses based on performance criteria to be established by the Compensation Committee of the Board or the Company within the first three months of each fiscal year.  The officers received equity awards contemporaneously with the execution of their respective employment agreements consisting of stock options and restricted stock units, as set forth above. Under the terms of such equity awards, the stock options will vest with respect to 25% of the shares on the first anniversary of the date of grant and an additional 12.5% of the shares on each sixth month anniversary date thereafter through the fourth anniversary of the date of grant.  The restricted stock units will be subject to both a time vesting component (50% will vest at the end of the third anniversary of the date of grant so long as the executive remains with the Company throughout that period) and a performance-based component (50% will vest based on the Board’s determination that ARIKACETM has achieved its primary endpoint in a Phase III trial).  If the performance-based component is achieved on or before October 31, 2012, each executive is eligible to receive an additional 25% of restricted stock units.  In addition, the officers will be eligible to receive long-term equity incentive awards determined by the Compensation Committee and participate in all employee and executive pension and welfare benefit plans generally available to senior executives of the Company.

 The employment agreements may be terminated by the Company with or without cause, or by the executives with or without good reason.  If the employment agreements are terminated by the Company without cause or by the executives for good reason, the executives will receive payment of accrued obligations, a pro rata portion of their annual target bonus for the year of termination, twelve months continuation of their respective annual base salary, 100% of their annual target bonus, full vesting of all equity awards in place for one year or longer and Company-paid health insurance for the officer and his or her dependents for eighteen months so long as they are eligible for COBRA coverage under the Company’s health and welfare plans.  In addition, if the employment agreements are not renewed at the end of a term by the Company without cause, then the executives will receive payment of accrued obligations, twelve months continuation of their respective annual base salary less the amount of base salary that was paid to them during the 120 day notice period for non-renewal of the term, 100% of their annual target bonus less the pro rata portion of the annual target bonus paid to them with respect to the 120 day notice period for non-renewal of the term, full vesting of all equity awards in place for one year or longer and Company-paid health insurance for the officer and his or her dependents for eight months so long as they elect COBRA coverage under Company’s health and welfare plans.

Notwithstanding the foregoing, if the employment agreements are terminated by the Company without cause or by the executives for good reason within twelve months (other than Mr. Whitten) after change in control of the Company, the officers (other than Mr. Whitten) will receive a lump sum payment equal to the sum of one times their respective annual base salary and annual target bonus, full vesting of all equity awards and two years continuation of health benefits.  If Mr. Whitten’s employment agreement is terminated by the Company without cause or by Mr. Whitten for good reason within twenty-four months after change in control of the Company, Mr. Whitten will receive a lump sum payment equal to the sum of two times his annual base salary and annual target bonus, full vesting of all equity awards and two years continuation of health benefits so long as Mr. Whitten elects continued coverage under COBRA.

During the term of employment and the one year period immediately following the termination of the executives’ employment for any reason, the executives may not engage in a competitive activity, solicit customers, employees or former employees who terminated employment with the Company within six months or attempt to persuade suppliers or other third parties with whom the Company does business to cease doing business with the Company or to engage in any competitive activity.

Copies of the employment agreements are filed with this Current Report on Form 8-K as exhibits and are incorporated herein by reference.  The foregoing descriptions of the employment agreements are qualified in entirety by reference to the full text of the employment agreements filed with this Current Report on Form 8-K.

Important Information

The Company filed a definitive proxy statement on January 26, 2011 with the Securities and Exchange Commission (the “SEC”) to obtain shareholder approval (the “Shareholder Approval”) (i) of the conversion of the Series B Conditional Convertible Preferred Stock issued to the former holders of preferred stocks of Transave, Inc. and the issuance of the Company’s Common Stock upon such conversion and (ii) to effect a one for 10 reverse stock split of the Company’s outstanding shares of Common Stock. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND OTHER RELEVANT MATERIALS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE SHAREHOLDER APPROVAL. The proxy statement, any amendments or supplements to the proxy statement and other relevant documents filed by the Company with the SEC are available free of charge through the web site maintained by the SEC at www.sec.gov or by calling the SEC at telephone number 1-800-SEC-0330. Free copies of these documents may also be obtained from the Company’s website at www.insmed.com or by writing to: Insmed Incorporated, 8720 Stony Point Parkway, Suite 200, Richmond, Virginia 23235, Attention: Mr. W. McIlwaine Thompson, Corporate Secretary.

The Company and its directors and executive officers are deemed to be participants in the solicitation of proxies from the shareholders of the Company in connection with the Shareholder Approval. Information regarding the Company’s previous directors and executive officers is included in the Company’s definitive proxy statement for its 2010 annual meeting of stockholders held on June 9, 2010, which was filed with the SEC on April 30, 2010. Other information regarding the participants in such proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is included in the proxy statement filed in connection with the Shareholder Approval.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

10.1	Employment agreement, by and between the Company and Timothy Whitten.

10.2	Employment agreement, by and between the Company and Kevin P. Tully.

10.3	Employment agreement, by and between the Company and Nicholas A. LaBella, Jr.

10.4	Employment agreement, by and between the Company and Dr. Renu Gupta.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Insmed Incorporated

Date: February 1, 2011

By: /s/ Kevin P. Tully C.G.A.
Name: Kevin P. Tully C.G.A.
Title: Executive Vice President & Chief Financial Officer